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                                                                     EXHIBIT 3.4

                                  TERRITORY OF
                           THE BRITISH VIRGIN ISLANDS
                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                   (CAP. 291)
                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION
                                       OF
                                 EL SITIO, INC.

                                   PRELIMINARY

1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

                         WORDS                             MEANING
                         -----                             -------
        AFFILIATE                                a Person that directly, or
                                                 indirectly through one or more
                                                 intermediaries, controls or is
                                                 controlled by, or is under
                                                 common control with, a
                                                 specified Person

        ARTICLES these Amended and Restated Articles of Association as from time to time amended

        BOARD OF DIRECTORS                       those persons elected as
                                                 directors of the Company or
                                                 appointed by the subscribers
                                                 to the Memorandum and
                                                 Articles.

        CAPITAL the sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

                                                 (a)      the aggregate of the
                                                          amounts designated as
                                                          capital of all
                                                          outstanding shares
                                                          without par value of
                                                          the Company and shares
                                                          without par value held
                                                          by the Company as
                                                          treasury shares, and

                                                 (i)      the amounts as are
                                                          from time to time
                                                          transferred from
                                                          surplus to capital by
                                                          Resolution of
                                                          Directors.



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        EL SITIO SHARES                          collectively, the Common Shares
                                                 of the Company, the Preferred
                                                 Shares of the Company, and any
                                                 other class of shares of the
                                                 Company issued at any time by
                                                 the Company.

        IBERO GROUP                              means Members which are
                                                 Affiliates of IberoAmerican
                                                 Media Partners II Ltd.

        INTEREST                                 the aggregate voting interest
                                                 represented by the El Sitio
                                                 Shares directly or indirectly
                                                 held, as of the date of
                                                 determination, by such Member,
                                                 expressed as a percentage of
                                                 the total aggregate voting
                                                 interest represented by the El
                                                 Sitio Shares directly or
                                                 indirectly held by all the
                                                 Members.

        MEMBER a Person who holds Common Shares or Preferred Shares in the Company.

        PERSON an individual, a corporation, a company, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

        RESOLUTION OF DIRECTORS                  (a)   a resolution approved at
                                                       a duly convened and
                                                       constituted meeting of
                                                       directors of the Company
                                                       or of a committee of
                                                       directors of the Company
                                                       by the affirmative vote
                                                       of a simple majority of
                                                       the directors present at
                                                       the meeting who voted and
                                                       did not abstain; or

                                                 (b)   a resolution consented to
                                                       in writing by all
                                                       directors of the Company
                                                       or of all members of the
                                                       committee of directors,
                                                       as the case may be;
                                                       except that where a
                                                       director is given more
                                                       than one vote, he shall
                                                       be counted by the number
                                                       of votes he casts for the
                                                       purpose of establishing a
                                                       majority.

        RESOLUTION OF MEMBERS                    (a)   a resolution approved at
                                                       a duly convened and
                                                       constituted meeting of
                                                       the Members of the
                                                       Company by the
                                                       affirmative vote of

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                                                       (1)  a simple majority of
                                                            the votes of the
                                                            shares entitled to
                                                            vote thereon which
                                                            were present at the
                                                            meeting and were
                                                            voted and not
                                                            abstained, or

                                                       (2)  a simple majority of
                                                            the votes of each
                                                            class or series of
                                                            shares which were
                                                            present at the
                                                            meeting and entitled
                                                            to vote thereon as a
                                                            class or series and
                                                            were voted and not
                                                            abstained and of a
                                                            simple majority of
                                                            the votes of the
                                                            remaining shares
                                                            entitled to vote
                                                            thereon which were
                                                            present at the
                                                            meeting and were
                                                            voted and not
                                                            abstained; or

                                                 (b)   a resolution consented to
                                                       in writing by

                                                       (1)  an absolute majority
                                                            of the votes of
                                                            shares entitled to
                                                            vote thereon, or

                                                       (2)  an absolute majority
                                                            of the votes of each
                                                            class or series of
                                                            shares entitled to
                                                            vote thereon as a
                                                            class or series and
                                                            of an absolute
                                                            majority of the
                                                            votes of the
                                                            remaining shares
                                                            entitled to vote
                                                            thereon.

        SECURITIES                               shares and debt obligations of
                                                 every kind, and options,
                                                 warrants and rights to acquire
                                                 shares, or debt obligations.

        SECURITIES                               ACT the United States
                                                 Securities Act of 1933, as
                                                 amended, or any similar United
                                                 States federal law then in
                                                 force.

        SURPLUS the excess, if any, at the time of the determination of the total assets of the Company over the aggregate of its total liabilities, as shown in its books of account, plus the
                                                 Company's capital.

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        THE ACT                                  the International Business
                                                 Companies Act, 1984 (Cap. 291)
                                                 including any modification,
                                                 extension, reenactment or
                                                 renewal thereof and any
                                                 Articles made thereunder.

        THE MEMORANDUM                           the Amended and Restated
                                                 Memorandum of Association of
                                                 the Company as from time to
                                                 time amended.

        THE SEAL                                 any Seal which has been duly
                                                 adopted as the Seal of the
                                                 Company.

        THESE ARTICLES                           these Amended and Restated
                                                 Articles of Association as from
                                                 time to time amended.

        TREASURY SHARES                          shares in the Company that
                                                 were previously issued but
                                                 were repurchased, redeemed or
                                                 otherwise acquired by the
                                                 Company and not cancelled.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by Members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum, or its foreign currency equivalent at the time any determination is made.

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                                REGISTERED SHARES

7. Every Member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company specifying the share or shares held by him and the signature of the director or officer and the Seal may be facsimile.

8. If several Persons are registered as joint holders of any shares, any one or more of such Persons may give an effectual receipt for any dividend payable in respect of such shares.

                 SHARES, AUTHORIZED CAPITAL, CAPITAL AND SURPLUS

9. Subject to the provisions of these Articles and any Resolution of Members, the unissued shares of the Company shall be at the disposal of the directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of shares to such Persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

10. No share in the Company may be issued until the consideration in respect thereof is fully paid, and when issued the share is for all purposes fully paid and non-assessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in these Articles.

11. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a Resolution of Directors.

12. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by Resolution of Directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

13. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to

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         have been received by the Company in respect of the other share, debt obligation or security.

14. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by Resolution of Directors determine.

15. The Company may issue fractions of a share and a fractional share shall have the same liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

16. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorized capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

17. The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value.

18.      Subject to provisions to the contrary in

         (a) the Memorandum or these Articles;

         (b) the designations, powers, preferences, rights, qualifications, limitations and restrictions with which the shares were issued; or

         (c) the subscription agreement for the issue of the shares,

         the Company may not purchase, redeem or otherwise acquire its own shares without the consent of Members whose shares are to be purchased, redeemed or otherwise acquired, it being understood that the tendering of shares by such Members shall constitute consent for these purposes.

19. No purchase, redemption or other acquisition of shares shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud,

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         the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

20. A determination by the directors under the preceding Article is not required where shares are purchased, redeemed or otherwise acquired

         (a) pursuant to a right of a Member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

         (b) by virtue of a transfer of capital pursuant to Article 42;

         (c) by virtue of the provisions of Section 83 of the Act; or

         (d) pursuant to an order of the Court.

21. Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Article may be cancelled or held as treasury shares except to the extent that such shares are in excess of 80 percent of the issued shares of the Company, in which case they shall be cancelled but they shall be available for reissue.

22. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the Capital of the Company.

23. The Company may purchase, redeem or otherwise acquire its shares at a price lower than the fair value if permitted by, and then only in accordance with, the terms of

         (a) the Memorandum or these Articles; or

         (b) a written agreement for the subscription for the shares to be purchased, redeemed or otherwise acquired.

24. The Company may by Resolution of Directors include in the computation of surplus, for any purpose the unrealized appreciation of the assets of the Company and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive unless a question of law is involved.

                                   FORFEITURE

25. When shares issued for a promissory note or other written obligation for payment of a debt have been issued subject to forfeiture, the following provisions shall apply.

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26.      Written notice specifying a date for payment to be made and the shares in respect of which payment is to be made shall be served on the Member who defaults in making payment pursuant to a promissory note or other written obligations to pay a debt.

27.      The written notice specifying a date for payment shall

         (a) name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which payment required by the notice is to be made; and

         (b) contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made, will be liable to be forfeited.

28. Where a written notice has been issued and the requirements have not been complied with within the prescribed time, the directors may at any time before tender of payment forfeit and cancel the shares to which the notice relates.

29. The Company is under no obligation to refund any moneys to the Member whose shares have been forfeited and cancelled pursuant to these provisions. Upon forfeiture and cancellation of the shares the Member is discharged from any further obligation to the Company with respect to the shares forfeited and cancelled.

                                      LIEN

30. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every other share standing registered in the name of a Member, whether singly or jointly with any other Person or Persons, for all such promissory notes or other binding obligations of such Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any Person other than such Member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other Person, whether a Member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

31. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such

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         manner as the directors may by Resolution of Directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

32. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment of discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorize some Person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                               TRANSFER OF SHARES

33. The Company shall not be required to treat a transferee of a registered share in the Company as a Member until the transferee's name has been entered in the share register.

34. Subject to any limitations in the Memorandum and these Articles, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by Resolution of Directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

                             TRANSMISSION OF SHARES

35. The executor or administrator of a deceased Member, the guardian of an incompetent Member or the trustee of a bankrupt Member shall be the only Person recognized by the Company as having any title to his share but they shall not be entitled to exercise any rights as a Member of the Company until they have proceeded as set forth in the next following three Articles.

36. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a

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         deceased Member or of the appointment of a guardian of an incompetent
         Member or the trustee of a bankrupt Member shall be accepted by the Company even if the deceased, incompetent or bankrupt Member is domiciled outside the British Virgin Islands if the document evidencing the grant of probate or letters of administration, confirmation as executed appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

37. Any Person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the directors. An application by any such Person to be registered as a Member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt Member and the directors shall treat it as such.

38. Any Person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some Person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

39. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

             REDUCTION OR INCREASE IN AUTHORIZED CAPITAL OR CAPITAL

40. The Company may by a Resolution of Members only amend the Memorandum to increase or reduce its authorized capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

41.      The Company may amend the Memorandum to

         (a) divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

         (b) combine the shares, including issued shares, of a class or series into a smaller number of shares of the same class or series,

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         provided, however, that where shares are divided or combined under (a)
         or (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

42. The capital of the Company may by Resolution of Directors be increased by transferring an amount of the surplus of the Company to capital.

43. Subject to the provisions of the two next succeeding Articles, the capital of the Company may by Resolution of Directors be reduced by transferring an amount of the capital of the Company to surplus.

44. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

45. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realizable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

                               MEETINGS OF MEMBERS

46. A meeting of Members for the election of directors and for the transaction of such other business as may properly come before the meeting (an "Annual Meeting") shall be held at least once every calendar year at such place, on such date, and at such time as the Board of Directors shall each year determine. The directors of the Company may convene such other meetings of the Members of the Company at such times and in such manner and places within or outside the British Virgin Islands as the directors consider necessary or desirable.

47. Upon the written request of Members holding 50 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of Members.

48. The directors shall give not less than 10 days and not more than 60 days prior written notice of meetings of Members to those Persons whose names on the date the notice is given appear as Members in the share register of the Company and are entitled to

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         vote at the meeting. Except as otherwise required by law, notice of each meeting of Members, whether an Annual Meeting or a special meeting of Members, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the Person or Persons calling the meeting.

49. The directors may fix the date notice is given of a meeting of Members as the record date for determining those shares that are entitled to vote at the meeting.

50.      A meeting of Members may be called on short notice:

         (a) if Members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where Members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

         (b) if all Members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

51. The inadvertent failure of the directors to give notice of a meeting to a Member, or the fact that a Member has not received notice, does not invalidate the meeting.

52. A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

53. The Company shall solicit proxies and provide proxy statements for all meetings of Members. The instrument appointing a proxy shall be delivered to such place or places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no notification in writing of such death, insanity or revocation shall have been

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         received by the Company at such place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith two (2) hours at least before the commencement of the meeting at which the instrument of proxy is used.

54. An instrument appointing a proxy shall be in such form as the directors may determine.

55.      The following shall apply in respect of joint ownership of shares:

         (a) if two or more Persons hold shares jointly each of them may be present in Person or by proxy at a meeting of Members and may speak as a Member;

         (b) if only one of the joint owners is present in Person or by proxy he may vote on behalf of all joint owners, and

         (c) if two or more of the joint owners are present in or by proxy they must vote as one.

56. A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

57. A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on Resolutions of Members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one Person, then such Person may resolve any matter and a certificate signed by such Person accompanied where such Person be a proxy by a copy of the proxy form shall constitute a valid Resolution of Members.

58. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

59. At every meeting of Members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the Members

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         present shall choose some one of their number to be the chairman. If the Members are unable to choose a chairman for any reason, then the Person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as chairman.

60. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

61. At any meeting of the Members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

62. Any Person other than an individual shall be regarded as one Member and subject to the specific provisions hereinafter contained for the appointment of representatives of such Persons the right of any individual to speak for or represent such Member shall be determined by the law of the jurisdiction where, and by the documents by which, the Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified Person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Member.

63. Any Person other than an individual which is a Member of the Company may by resolution of its directors or other governing body authorize such Person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the Person so authorized shall be entitled to exercise the same powers on behalf of the Person which he represents as that Person could exercise if it were an individual Member of the Company.

64. The chairman of any meeting at which a vote is cast by proxy or on behalf of any Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Person shall be disregarded.

65. Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

66. An action that may be taken by the Members at a meeting may also be taken by a Resolution of Members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any Resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members.

67. Notwithstanding any other provision of the Memorandum or these Articles (other than Article 68), a Resolution of the Members shall be required in order for the Company to:

         (a) approve or adopt a share option or purchase plan or other arrangement pursuant to which Common Shares or securities convertible into Common Shares may be acquired by officers or directors of the Company, provided that a Resolution of the Members shall not be required: (i) where Common Shares or securities convertible into Common Shares are issued to all Members, (ii) where the plan or arrangement includes other employees of the Company (such as an employee share option plan), (iii) where Common Shares are issued to a Person not previously employed by the Company as an inducement to such Person's entering into an employment agreement with the Company; or (iv) where the number of Common Shares which may be issued under the plan or other arrangement or pursuant to the exercise of rights attached to securities which are convertible into Common Shares which are to be issued under the plan or other arrangement does not exceed the lesser of 1% of the number of Common Shares issued and outstanding assuming that all securities which are convertible into Common Shares are so converted, such number of shares as would constitute 1% of all the votes attached to the issued and outstanding shares of the Company, or 25,000 Common Shares;

         (b) issue Common Shares or securities convertible into Common Shares resulting in a change of control of the Company;

         (c) issue Common Shares or securities convertible into Common Shares in connection with the acquisition of shares, stock or assets of another Person if:

             (i) any director or officer of the Company or Member holding 5% or more of the Common Shares has a 5% or greater interest (or such Persons collectively have a 10% or greater interest), directly or indirectly, in the entity or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions, and the number of Common Shares to be issued in connection with the acquisition or upon the exercise of rights attached to securities which are to be issued in connection with the acquisitions and which are convertible into Common Shares could result in a 5% or more increase in issued and outstanding Common Shares; or

             (ii) the number of Common Shares to be issued in connection with the acquisition or upon the exercise of rights attached to securities which are to be issued in connection with the acquisition and which are convertible into Common Shares constitute 20% of the Common Shares of the Company outstanding prior to the issuance (other than a public offering for cash).

         (d) issue Common Shares or securities convertible into Common Shares in connection with a transaction (other than a public offering) involving:

             (i) the issue by the Company of Common Shares (or securities convertible into or exercisable for Common Shares) at a price less than the greater of book or market value which together with sales by officers or directors of the Company or Members holding 5% or more of the Common Shares equals 20% or more of the Common Shares (assuming the conversion of the securities into Common Shares); or

             (ii) the issue by the Company of Common Shares (or securities convertible into or exercisable into Common shares) equal to 20% or more of the Common Shares (assuming the conversion of the securities into Common Shares) outstanding before the issuance for less than the greater of book or market value of the shares.

         For purposes of this Article 67, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

68. A Resolution of Members is not required for a transaction referred to in Article 67 if approval for the transaction has been obtained from the Nasdaq National Market or other securities exchange on which the Company's Common Shares are then listed and:

         (a) the delay in obtaining a Resolution of the Members would seriously jeopardize the financial viability of the Company;

         (b) the Audit Committee of the Company has approved not seeking a Resolution of Members; and

         (c) the Company has given to all Members not later than ten days before issuance of the Common Shares or securities convertible into Common Shares notice that it does not intend to seek the Resolution of the Members that would otherwise be required and indicating that the Audit Committee has expressly approved proceeding without obtaining a Resolution of Members.

         For purposes of this Article, only shares actually issued and outstanding (excluding treasury shares or shares held by a subsidiary) are to be used in making any calculation. Unissued shares reserved for issuance upon conversion of shares or upon exercise of options or warrants will not be regarded as outstanding.

                                    DIRECTORS

69. The first directors of the Company shall be appointed by the subscribers to the Memorandum; and thereafter, the directors shall be elected by the Members. At least two of the Company's directors shall be "independent directors." For purposes of these Articles, "independent directors" shall mean directors that are not Affiliates of the Company.

70.      The minimum number of directors shall be nine (9).

71. Each director shall hold office until the next annual meeting of members or until his earlier death, resignation or removal.

72. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

73. The Company may determine by Resolution of Directors to keep a register of directors containing

         (a) the names and addresses of the persons who are directors of the Company;

         (b) the date on which each person whose name is entered in the register was appointed as a director of the Company; and

         (c) the date on which each person named as director ceased to be a director of the Company.

74. If the directors determine to maintain a register of directors, a copy thereof shall be kept at the registered office of the Company and the Company may determine by Resolution of Directors to register a copy of the register with the Registrar of Companies.

75. With the prior or subsequent approval by Resolution of Members, the directors may, by Resolution of Directors, fix the emoluments of directors with respect to respect to services to be rendered in any capacity to the Company. On or before December 31 in each calendar year (beginning December 1, 1999), the Company shall pay to (i) the Ibero Group and Chestnut Hill (El Sitio), LLC a monitoring fee equal to $300,000 per annum in arrears (pro rated for any partial year), which shall be shared by them pro rata based on their respective interests in the Company, (ii) IMPSAT Corporation a monitoring fee equal to $100,000 per annum in arrears (pro rated for any partial year), and (iii) Tower Plus International Corp., SLI.COM and Militello Limited a monitoring fee equal to $300,000 per annum in arrears (pro rated for any partial year), which shall be shared by them as agreed by such Members, for so long as the ownership interest in the Company of each of Tower Plus International Corp., SLI.COM and Militello Limited is at least equal to 1% of the total capital of the Company. The Board of Directors shall have the right to review the compensation paid hereunder beginning at any time after December 31, 2001, and may (in its sole discretion) reduce, eliminate, maintain or increase all such fees.

76.      A director shall not require a share qualification.

                               POWERS OF DIRECTORS

77. Subject to the provisions of these Articles and any Resolution of Members, the business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Members of the Company, subject to any delegation of such powers as may be authorized by these Articles and to such requirements as may be prescribed by Resolution of Members; but no requirement made by Resolution of Members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

78. The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. The Resolution of Directors appointing an agent may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

79. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the matters requiring a Resolution of Directors under the Act.

80. Any director which is a body corporate may appoint any person its duly authorized representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

81. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of summoning a meeting of Members.

82. Subject to the Provisions of the Memorandum and these Articles, the directors may by Resolution of Directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

83. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

84. The Company may determine by Resolution of Directors to maintain at its registered office a register of mortgages, charges and other encumbrances in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance:

         (a) the sum secured;

         (b) the assets secured;

         (c) the name and address of the mortgagee, chargee or other encumbrancer;

         (d) the date of creation of the mortgage, charge or other encumbrance; and

         (e) the date on which the particulars specified above in respect of the mortgage, charge or other encumbrance are entered in the register.

         (f) The Company may further determine by a Resolution of Directors to register a copy of the register of mortgages, charges or other encumbrances with the Registrar of Companies.

                            PROCEEDINGS OF DIRECTORS

85. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable, provided that a meeting of directors shall be held at least once in every quarter of each calendar year unless otherwise determined by Resolution of Members. Questions arising at any meeting shall be determined by the affirmative votes of a simple majority of directors present at such meeting.

86. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

87. A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

88. A director may by a written instrument appoint an alternate who need not be a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

89. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than four (4) directors.

90. At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice-Chairman of the Board of Directors shall preside. If there is no Vice-Chairman of the Board of Directors or if the Vice-Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

91. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all directors or all Members of the committee as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more directors.

92.      The directors shall cause the following corporate records to kept:

         (a) minutes of all meetings of directors, Members, committees of directors, committees of officers and committees of Members;

         (b) copies of all resolutions consented to by directors, Members, committees of directors, committees of officers and committees of Members; and

         (c) such other accounts and records as the directors by Resolution of Directors consider necessary or desirable in order to reflect the financial position of the Company.

93. The books, records and minutes shall be kept at the registered office of the Company, its principal place of business or at such other place as the directors determine.

94. The directors, by Resolution of Directors, shall designate two permanently sitting committees, the Compensation Committee and the Audit Committee. Each committee shall consist of at least two independent directors. A majority of the Audit Committee shall consist of independent directors.

95. The Audit Committee shall: (i) make recommendations to the Board of Directors as to the independent accountants to be appointed by the Board of Directors; (ii) review with the independent accountants the scope of their examinations; (iii) receive the reports of the independent accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Company; (v) review related party transactions; and (vi) perform such other functions as may be assigned to it from time to time by the Board of Directors. Each other committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint directors or fix their emoluments or to appoint officers or agents of the Company.

96. The meetings and proceedings of each committee of directors consisting of three (3) or more directors shall be governed mutatis mutandis by the provisions of those Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

                                    OFFICERS

97. The Company may by Resolution of Directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, a President and one or more Vice-Presidents, Secretaries and Treasurer and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

98. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors or Resolution of Members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and Members, the Vice-Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice-Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

99.      The emoluments of all officers shall be fixed by the Compensation
         Committee.

100. The officers of the Company shall hold office until their successor are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

                              CONFLICT OF INTERESTS

101. No Agreement or transaction between the Company and one or more of its directors or any Person in which any director has a financial interest or to whom any director is related, including as a director of that other Person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction are disclosed in good faith or are known by the other directors.

102. A director who has an interest in any particular business to be considered at a meeting of directors or Members may be counted for the purposes of determining whether the meeting is duly constituted.

                                 INDEMNIFICATION

103. Subject to the limitation hereinafter provided, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceeding against any Person who

         (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the Person is or was a director, an officer or a liquidator of the Company; or

         (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or partnership, joint venture, trust or other enterprise.

104. The Company shall only indemnify a Person if the Person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the Person had no reasonable cause to believe that his conduct was unlawful.

105. The decision of the directors as to whether the Person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the Person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

106. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Person did not act honestly and in good faith and with a view to the best interests of the Company or that the Person had reasonable cause to believe that his conduct was unlawful.

107. If a Person to be indemnified has been successful in defense of any proceedings referred to above, the Person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonable incurred by the Person in connection with the proceedings.

108. The Company may purchase and maintain insurance in relation to any Person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the Person and incurred by the Person in that capacity, whether or not the Company has or would have had the power to indemnify the Person against the liability as provided in these Articles.

                                      SEAL

109. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered Office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other Person so authorized from time to time by Resolution of Directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any director or authorized Person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                                    DIVIDENDS

110. The Company may by a Resolution of Directors declare and pay dividends in money, shares, or other property, but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the Resolution of Directors authorizing the dividends a fair and proper value for the assets to be so distributed.

111. The directors may from time to time pay to the Members such interim dividends as appear to the directors to be justified by the profits of the Company.

112. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set aside as a reserve fund upon such securities as they may select.

113. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realizable value of the assets of the Company is conclusive, unless a question of law is involved.

114. Notice of any dividend that may have been declared shall be given to each Member in manner hereinaftermentioned and all dividends unclaimed for three (3) years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

115. No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the vote in electing directors.

116. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

117. In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

118. In the case of a dividend of authorized but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

119. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

                               ACCOUNTS AND AUDIT

120. The Company may by Resolution of Members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period. The

         Company shall prepare and serve on Members copies of an annual report of the Company containing audited financial statements of the Company and its Subsidiaries. The annual report shall be distributed to Members at least 30 days prior to the Company's Annual Meeting and shall be laid before the Annual Meeting. The Company shall cause such annual report to be filed with the Nasdaq National Market or other securities exchange on which the Company's Common Shares are then listed for trading at the time such annual report is distributed to Members. The Company may by Resolution of Members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for the financial period and a true and fair view of the state of affairs of the Company as at the end of the financial period. The Company shall make available to Members any interim financial statements or report which the Company may be required to file with the United States Securities and Exchange Commission and any other United States federal or state regulatory authority at the same time or as soon as practicable following filing with such regulatory authority. If required by the Nasdaq National Market or other securities exchange on which the Company's Common Shares are then listed, the Company shall file copies of such financial statements or reports therewith.

121. The Company may by Resolution of Members call for the accounts to be examined by auditors.

122. The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Members.

123. The auditors may be Members of the Company, but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

124.     The remuneration of the auditors of the Company:

         (a) in the case of auditors appointed by the directors, may be fixed by Resolution of Directors; and

         (b) subject to the foregoing, shall be fixed by Resolution of Members or in such manner as the Company may by Resolution of Members determine.

125. The auditors shall examine each profit and loss account and balance sheet required to be served on every Member of the Company or laid before a meeting of the Members of the Company and shall state in a written report whether or not

         (a) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by

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             the accounts, and of the state of affairs of the Company at the end of that period; and

         (b) all the information and explanations required by the auditors have been obtained.

126. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be served on the Members.

127. Every auditor of the Company shall have a right of access at all times to the books of account of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

128. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

                                     NOTICES

129. Any notice, information or written statement to be given by the Company to Members may be served in the case of Members holding registered shares in any way by which it can reasonably be expected to reach each Member or by mail addressed to each Member at the address shown in the share register.

130. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

131. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be provided by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

                      VOLUNTARY WINDING UP AND DISSOLUTION

132. The Company may voluntarily commence to wind up and dissolve by a Resolution of Members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by Resolution of Directors.

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                                  CONTINUATION

133. The Company may by Resolution of Members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.


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